Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Red Hat, Inc. of our report dated March 31, 2003, except for Notes 1, 2, and 12 as to which the date is December 23, 2003, relating to the financial statements of Sistina Software, Inc. which appears in the Current Report on Form 8-K of Red Hat, Inc. dated December 23, 2003.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

February 6, 2004